UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELLIE MAE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3288780
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4155 Hopyard Road, Suite 200, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.0001 per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-166438

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

In response to this Item, Ellie Mae, Inc. (the “Registrant”) hereby incorporates by reference the description of the Common Stock, par value $0.0001 per share, of the Registrant set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-166438) as originally filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 14, 2011	ELLIE MAE, INC.

	By:	/s/ Sigmund Anderman
	Name:	Sigmund Anderman
	Title:	Chief Executive Officer